Exhibit 10.14


            SECOND AMENDMENT TO EMPLOYMENT CONTINUITY AGREEMENT


      THIS AMENDMENT made this 13th day of March, 1995, between HANNAFORD BROS. CO., a Maine corporation (the "Company") and HUGH G. FARRINGTON, of Cape Elizabeth, Maine ("Officer").

      WHEREAS, the Company and Officer have entered into an Employment Continuity Agreement ("Agreement") dated March 15, 1991, and thereafter amended on April 28, 1992; and

      WHEREAS, the parties desire to amend Section 3(d) of the Agreement to provide for accelerated payment of benefits under the Hannaford Bros. Co. 1993 Long Term Incentive Plan in the event of a change in control; and

      WHEREAS, Section 11 of the Agreement provides that the Agreement may be amended in writing by the parties;

      NOW, THEREFORE, in consideration of the mutual promises and other consideration recited in the Agreement, IT IS AGREED:

      1. The terms of this Amendment shall have the meanings set forth in the Agreement.

      2. Subsection (d) of Section 3 of the Agreement is hereby amended to read as follows:

            "(d) The Officer shall be entitled to such benefits and rights as are provided upon the occurrence of a Change in Control Event under the terms of the Company's 1988 Stock Plan, 1993 Long Term Incentive Plan, 1980 Long Term Incentive Plan and Supplemental Executive Retirement Plan (`SERP'). For purposes of calculating any benefit payable with respect to the Officer under the SERP, the number of the Officer's years of service shall be increased by three (3)."

WITNESS                                 HANNAFORD BROS. CO.


  s/Cheryl Welch                   By  s/Andrew P. Geoghegan
                                        Its Vice President


  s/Laurene M. Odden                   s/Hugh G. Farrington
                                        Hugh G. Farrington